EXHIBIT 99.1

April 6, 2010

Left Behind Games Inc. – CEO Update

Dear Shareholders,

I have received many concerns from our investors asking if the company has any intention of doing a reverse-split. I can assure our shareholders and any new potential shareholders, the company has no intention of doing a reverse-split.

As you will notice from our last shareholder letter, we are in the process of closing a merger with the largest privately held Christian video game company, while simultaneously perfecting our new church marketing financial model which is anticipated to provide long-term steady revenue, cash-flow and profits.

One of the most widely quoted analysts is Michael Patcher, Research Analyst at Wedbush Securities who stated, "I think that the Christian video game market is a significant market currently underserved by traditional publishers. This merger will allow Left Behind Games to be well positioned to serve the millions of people of faith that enjoy Christian entertainment."

We see a bright future. It is currently our strategy to begin a stock buy-back program as soon as practical.

Very kindly,

/s/ Troy Lyndon

Troy Lyndon

Chairman & Chief Executive Officer

Left Behind Games Inc.

dba Inspired Media Entertainment

troy@inspiredmedia.com

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.